Exhibit 99.2

Exhibit 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares of Orange S.A. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 16, 2016.

The French Republic acting through Agence des Participations de l’Etat

Dated: February 16, 2016	By:	/s/ Lucie Muniesa
	Name:	Lucie Muniesa
	Title:	Deputy Managing Director

Bpifrance Participations S.A.

Dated: February 16, 2016	By:	/s/ Nicolas Dufourcq
	Name:	Nicolas Dufourcq
	Title:	CEO

Caisse Des Dépôts et Consignations

Dated: February 16, 2016	By:	/s/ Alain Minczeles
	Name:	Alain Minczeles
	Title:	Head of Finance Division

Epic Bpifrance

Dated: February 16, 2016	By:	/s/ Sophie Paquin
	Name:	Sophie Paquin
	Title:	Director of Legal Affairs

Bpifrance S.A.

Dated: February 16, 2016	By:	/s/ Nicolas Dufourcq
	Name:	Nicolas Dufourcq
	Title:	CEO